UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 02, 2023

SAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-49983	48-1229851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway Suite 400
Johns Creek, Georgia		30097
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 232-5067

No Changes.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 2, 2023, the Board of Directors ("Board") of Saia, Inc. ("Company"), upon the recommendation of the Board's Compensation Committee ("Committee"), approved and adopted the 2023 Annual Cash Bonus Plan ("Plan"). The purpose of the Plan is to enable the Company to attract and retain employees, including named executive officers, by providing a competitive cash bonus program that rewards outstanding performance. The Plan is intended to replace the existing annual incentive plan for awards granted in 2023 and thereafter.

Pursuant to the Plan, salaried employees of the Company and any entity controlled by the Company, will be eligible to receive compensation based on attainment of certain performance goals ("Performance Goals"). The Committee will determine the individuals that may participate in the Plan, select the period for which performance is calculated, and establish Performance Goals for each participant.

Performance Goals will be based upon one or more performance criteria selected by the Committee, each of which may carry a different weight and may differ from participant to participant. Performance criteria may include the following: earnings per share; operating ratio; operating income; yield or yield increase; tonnage or tonnage increase; return on invested capital, assets or equity; earnings before interest or taxes; earnings before interest; taxes; depreciation and amortization; revenues or revenue growth; market share; expense management; improvements in capital structure; profit margins; stock price; total stockholder return; free cash flow; working capital; net income; capitalization; leverage ratio; liquidity; results of customer satisfaction surveys; claims and claim management; quality; safety and productivity; talent recruitment and management. Such performance criteria may relate to the performance of the Company as a whole, a subsidiary, a business unit, division, department, individual or any combination of these and may be applied on an absolute basis or relative to one or more peer group companies or indices, or any combination thereof, as the Committee may determine. Following the completion of the applicable performance period, the Committee will assess and certify the extent that the Performance Goals were achieved or exceeded, and determine the payment for each participant, if any.

The foregoing summary of the Plan is qualified in its entirety by reference to the Plan's terms. The Plan is filed as Exhibit 10.1 hereto and incorporated into this 8-K by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Saia, Inc 2023 Annual Cash Bonus Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: February 8, 2023	/s/ Kelly W. Benton
Kelly W. Benton
Vice President and Corporate Controller (Principal Accounting Officer)